Exhibit 99.2

CONTACTS:	NEWS RELEASE

Media Relations:	Investor Relations:
Brett Kerr	Bryan Kimzey
713-830-8809	713-830-8775
brett.kerr@calpine.com	bryan.kimzey@calpine.com

Calpine President and CEO to Present at Barclays Capital

CEO Energy-Power Conference

(HOUSTON, Texas) – September 9, 2015 – Thad Hill, President and Chief Executive Officer of Calpine Corporation (NYSE:CPN), is scheduled to attend the Barclays Capital CEO Energy-Power Conference today, September 9, 2015, in New York City. Mr. Hill will speak to invited guests at 12:25 p.m. Eastern Time / 11:25 a.m. Central Time. The presentation, which will include a summary of the company’s performance in PJM’s recent 2018/19 capacity auction, will be webcast live and available for replay at www.calpine.com. Copies of the presentation materials have also been made available on this site.

About Calpine

Calpine Corporation is America’s largest generator of electricity from natural gas and geothermal resources. Our fleet of 83 power plants in operation or under construction represents nearly 27,000 megawatts of generation capacity. Serving customers in 18 states and Canada, we specialize in developing, constructing, owning and operating natural gas-fired and renewable geothermal power plants that use advanced technologies to generate power in a low-carbon and environmentally responsible manner. Our clean, efficient, modern and flexible fleet is uniquely positioned to benefit from the secular trends affecting our industry, including the abundant and affordable supply of clean natural gas, stricter environmental regulation, aging power generation infrastructure and the increasing need for dispatchable power plants to successfully integrate intermittent renewables into the grid. We focus on competitive wholesale power markets and advocate for market-driven solutions that result in nondiscriminatory forward price signals for investors. Please visit www.calpine.com to learn more about why Calpine is a generation ahead – today.

Forward-Looking Information

In addition to historical information, this release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “believe,” “intend,” “expect,” “anticipate,” “plan,” “may,” “will,” “should,” “estimate,” “potential,” “project” and similar expressions identify forward-looking statements. Such statements include, among others, those concerning expected financial performance and strategic and operational plans, as well as assumptions, expectations, predictions, intentions or beliefs about future events. You are cautioned that any such forward-looking statements are not

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Calpine to Present at Investor Conferences in September

September 9, 2015

guarantees of future performance and that a number of risks and uncertainties could cause actual results to differ materially from those anticipated in the forward-looking statements. Please see the risks identified in this release or in Calpine’s reports and registration statements filed with the Securities and Exchange Commission, including, without limitation, the risk factors identified in its Annual Report on Form 10-K for the year ended Dec. 31, 2014. These filings are available by visiting the Securities and Exchange Commission’s website at www.sec.gov or Calpine’s website at www.calpine.com. Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. Many of these factors are beyond our ability to control or predict. Our forward-looking statements speak only as of the date of this release. Actual results or developments may differ materially from the expectations expressed or implied in the forward-looking statements, and, other than as required by law, Calpine undertakes no obligation to update any such statements, whether as a result of new information, future events, or otherwise.

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